[Letterhead of Testa, Hurwitz & Thibeault]



                                                 January 9, 1997


DynaGen, Inc.
99 Erie Street
Cambridge, MA  02139

         RE:  Form S-3 Registration Statement
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Ladies and Gentlemen:

         We are counsel to DynaGen, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed resale from time to time of up to 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which are issuable upon conversion of the Company's Convertible Note due February 7, 1998 (the "Note") issued in a private placement to the stockholder listed under the heading "Selling Stockholder" in the Registration Statement.

         We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Note and the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and the Selling Stockholder and have made all investigations of law and have discussed with the Company's and Selling Stockholder's representatives all questions of fact that we have deemed necessary or appropriate.

         Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon future conversion of the Note, when issued in accordance with the terms of the Note, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                             Very truly yours,

                                             /s/ TESTA, HURWITZ & THIBEAULT, LLP
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                                             TESTA, HURWITZ & THIBEAULT, LLP